Exhibit 99.1

Soluna Appoints Michael Picchi as Chief Financial Officer

Interim CFO David Michaels to remain on Soluna’s Board following interim period

ALBANY, N.Y., Jan. 20, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (Nasdaq: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced it has appointed Michael Picchi as Chief Financial Officer and Treasurer, effective April 1, 2026. Picchi will lead Soluna’s finance organization and support the Company’s capital strategy as it scales its behind-the-meter, renewable-powered data center model and expands into Al.

David Michaels, a member of Soluna’s Board of Directors, has served as Interim Chief Financial Officer and Treasurer since August 2025. Michaels will continue in his role as Chief Financial Officer through March 31, 2026 and remain on Soluna’s Board.

“Mike is a proven finance leader with deep experience across capital formation, strategic transactions and operational scale,” said John Belizaire, CEO of Soluna. “With increasing focus on sustainable computing powered by renewable energy, we are building for the long term. Mike’s background will be a strong asset as we execute our strategy and advance our next phase of growth.”

Picchi most recently served as Chief Financial Officer and Chief Accounting Officer at TECFusions, Inc. (“TECFusions”), a data center developer and operator focused on building sustainable, high-density AI infrastructure, where he has led finance and accounting since February 2024. He brings more than 30 years of experience spanning public and private companies, including leadership roles supporting growth through equity and debt financing, M&A, and complex operating environments.

“I’m excited to join Soluna at a pivotal moment for both the Company and the broader market,” Picchi said. “Soluna’s model is compelling: co-locating digital infrastructure with renewable generation to turn surplus clean energy into valuable computing resources. I look forward to partnering with the team to support disciplined scaling and the capital strategy needed to execute.”

Prior to TECFusions, Picchi served as CFO of GCX, a medical cart device manufacturer, from April 2022 to January 2024. He also served as Chief Financial Officer at East West Manufacturing from October 2017 to April 2022, and previously held Chief Financial Officer roles including demand response company Comverge from February 2006 to July 2011. His experience includes capital markets activity, strategic transactions, and leadership across infrastructure- and energy-adjacent businesses. Picchi holds an MBA in finance from Indiana University.

For more information about Soluna, visit solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Media Contacts

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